Exhibit 10.5

SCHEDULE A TO SECURITY AGREEMENT - REVISED

Lender: Clayton Struve

Senior Secured Convertible Redeemable Debenture:  $360,000

Senior Secured Convertible Redeemable Debenture:  $300,000

Promissory Note in the amount of $275,000, dated as of May 1, 2017

Senior Secured Convertible Redeemable Debenture:  $336,000

Acknowledged:

February 28, 2018

VISUALANT, INCORPORATED

By:      /s/ Ronald P. Erickson

Name: Ronald P. Erickson

Title:   Chief Executive Officer and President